EXHIBIT 10.1

                                SUPPORT AGREEMENT

           SUPPORT AGREEMENT (this "Agreement"), dated as of March 31, 2006, by and among THE READERS DIGEST ASSOCIATION, INC., a Delaware corporation ("Parent"), RD MERGER SUB, INC. a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the shareholders of the Company (as defined below) signatory hereto (each a "Shareholder Party").

           WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and Allrecipes.com, a Washington corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement");

           WHEREAS, capitalized terms used but not defined in this Agreement have the meanings ascribed thereto in the Merger Agreement;

           WHEREAS, the Merger and the Merger Agreement have been approved by consent in writing of the holders of at least the minimum number of outstanding shares of the Company required to approve the Merger and the Merger Agreement;

           WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that each Shareholder Party enter into this Agreement and, in order to induce Parent and Merger Sub to enter into the Merger Agreement, each such Shareholder Party is willing to enter into this Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

           1. Representations and Warranties of the Shareholder Parties. Each Shareholder Party severally, and not jointly, represents and warrants to Parent and Merger Sub as of the date hereof and the Closing Date that, except as set forth in the Schedules to the Merger Agreement:

           (a) Organization. Such Shareholder Party is an individual or an entity duly organized and validly existing under the laws of the state of its creation. This Agreement has been duly executed by such Shareholder Party and this Agreement constitutes the valid and legally binding obligations of the Shareholder Party Enforceable against such Shareholder Party.

           (b) Title. Such Shareholder Party is record and beneficial owner of the Company Securities set forth after his or its name on Schedule 3.1.4(b) of the Merger Agreement, free and clear of any and all Liens.

           (c) Authority. Such Shareholder Party has the requisite power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to transfer and convey the Shares owned by him, her or it.

           (d) No Breach. Such Shareholder Party is not a party to, subject to or bound by any agreement or any Governmental Order which would prevent the execution or delivery of this Agreement by such Shareholder Party. The execution and delivery by such Shareholder Party of this Agreement and the performance by such Shareholder Party of his, her or its obligations contemplated hereby will not (i) violate the provisions of any Legal Requirements applicable to such Shareholder Party or (ii) result in the breach of, or constitute a default under any agreement to which such Shareholder Party is a party or by which such Shareholder Party or any of his, her or its properties is or may be bound, which would adversely affect the ability of such Shareholder Party to perform its obligations hereunder, and consummate the transactions contemplated hereby.

           (e) Consents and Approvals. No consents or approvals of third parties are required to be received by such Shareholder Party in connection with the execution and delivery by such Shareholder Party of this Agreement or the performance by such Shareholder Party of his, her or its obligations contemplated by this Agreement.

           (f) Brokerage and Finder's Fees. No Broker has acted for such Shareholder Party in connection with this Agreement or the transactions contemplated hereby, and no Broker is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Shareholder Party.

           (g) Litigation. Such Shareholder Party is not a party to any Action
(i) with respect to which an adverse determination would have a material adverse effect on the ability of such Shareholder Party to perform his, her or its obligations contemplated by this Agreement or (ii) which challenges or otherwise relates to the transactions contemplated by this Agreement, and such Shareholder Party is not aware that any such legal action, suit or other proceeding has been threatened.

           2. Agreements of the Shareholder Parties.

           (a) Proprietary Information.

          (i) For a period of ten (10) years from the date hereof, each Shareholder Party shall, and shall cause each of its Affiliates that it directly or indirectly controls to, hold in confidence all knowledge and information of a secret, proprietary or confidential nature with respect to the business of the Company and shall not disclose, publish or make use of the same without the consent of the Parent. This section shall not apply to information that (A) is or becomes generally available to the public through no act or omission on the part of such Shareholder Party, (B) is hereafter received on a non-confidential basis by such Shareholder Party from a third party who is under no legal or contractual restriction from disclosing such information, or
               (C) solely to the extent such Shareholder Party is required to disclose pursuant to court order or law (provided that prior thereto, the Shareholder Party notifies Parent and cooperates with Parent in any effort to prevent or limit such disclosure).


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               (ii) From and after the Closing Date, no Shareholder Party shall, and each such Shareholder Party shall cause its officers, directors, managing partners, employees and Affiliates that it directly or indirectly controls not to, directly or indirectly, make any public or private derogatory or disparaging comments, written or oral, about the Parent or the Surviving Corporation or any of their respective employees, officers, directors or controlled Affiliates that would reasonably be expected to result in damage to the goodwill or business reputation of the Parent or the Surviving Corporation or any of their respective employees, officers, directors or controlled Affiliates.

               (iii) Each Shareholder Party agrees that the remedy at law for any breach of this Section 2(a) would be inadequate and that the Parent shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 2(a).

           (b) No Solicitation or Hiring of Former Employees. Each Shareholder Party who is a director of the Company, each Shareholder Party that employs a director of the Company or for whom a director of the Company serves as an officer or director, and each Shareholder Party that is an employee of the Company agrees that (i) from the date hereof, for a period of two (2) years after the Closing Date, such Shareholder Party shall not (and such Shareholder Party shall cause its officers, directors, managing partners, controlled Affiliates and employees not to) directly or indirectly, (A) solicit William Moore or Timothy Hunt ("Key Employees") to terminate his employment with the Company or the Surviving Corporation or to become an employee of any other Person, or (B) hire any Key Employee.

           (c) No Solicitation of Customers or Suppliers. From the date hereof, for a period of two (2) years after the Closing Date, each Shareholder Party that is an employee of the Company agrees that he shall not (and each such Shareholder Party shall cause his controlled Affiliates and employees not to) induce or encourage any customer (including any advertiser) or supplier of the Company or the Surviving Corporation (including any existing or former customer or supplier of the Company and any Person that becomes a customer or supplier of the Company or the Surviving Corporation after the Closing Date) to terminate or modify any relationship with the Company or the Surviving Corporation.

           (d) Non-Competition Agreement.

               (i) For a period of three (3) years after the Closing Date with regard to any matters described in clause (i) of the definition of "Restricted Business" below and for a period of thirty (30) months with regard to any matters described in clause (ii) of the definition of "Restricted Business" below, each Key Employee agrees that he shall not, directly or indirectly:

                    (1) engage, anywhere in the Restricted Area (as defined below), whether such engagement be as an individual, officer, director, proprietor, employee, partner, member, investor (other than solely as a holder of less than two percent (2%) of the outstanding capital stock of a corporation whose shares are publicly traded on a national securities exchange or through a national market system), creditor, consultant, advisor, sales representative, agent or other participant, in a Restricted Business (as defined below), or


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                    (2)  make any statements or perform any acts intended to
                         advance the interest of any person engaged in or proposing to engage in a Restricted Business in any way that could injure the interests of the Company.

               "Restricted Business" shall mean (i) any businesses or operations engaged in during Key Employee's employment with the Company including, without limitation, any web-based publishing in the food, recipe or culinary business or (ii) any business or operation in which Key Employee is actively and materially involved in the management or implementation, including actively and materially involved in the preparation and implementation, or management, of the Company's or Parent's business plans, or preparation of the Company's business plans, with respect thereto. Employee acknowledges that the Restricted Business is national in scope and includes Canada. Accordingly, Employee agrees that the "Restricted Area" shall be the United States, Canada or any other country in which the Company has a substantial number of registered members as of the date of termination or otherwise actively engages in any other business, during employment of Employee or at the time of termination.

               (ii) The Company, Parent and each Key Employee agree that the duration and geographic scope of the non-competition provision set forth in this Section 2(d) are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. Each Key Employee agrees that damages are an inadequate remedy for any breach of this provision and that the Parent shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions upon any actual or threatened breach of this non-competition provision. Any court of competent jurisdiction shall be authorized to extend the length of this non-compete if is determined that there has been a breach. Each Key Employee further agrees that the reasonable limits placed on his ability to compete against the Company as provided herein serve to protect and preserve the legitimate business interest and goodwill of the Company and the Surviving Corporation after the Closing Date and agrees that he shall have no defense, in law or in equity, to any claim for a violation of this Section 2(d), except that he has performed in accordance with this Section. For a period of two years following the date hereof, each party hereto agrees that neither it, he or she shall disparage, criticize or make any statements in public or private that are negative, detrimental or injurious to another party hereto.


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
           (e) Restriction on Transfer; Proxies; Non-Interference; etc. From the date hereof through the earlier of the date that the Merger Agreement is terminated pursuant to Section 11 thereof and the Closing Date, each Shareholder Party shall not directly or indirectly (i) sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any of its Shares (or any right, title or interest thereto or therein), (ii) deposit any of its Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any of its Shares, (iii) take any action that would make any representation or warranty of any Shareholder Party set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying such Shareholder Party from performing any of its obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 2(e).

           (f) Conduct of Shareholder Party. From the date hereof through the earlier of the date that the Merger Agreement is terminated pursuant to Section 11 thereof and the Closing Date, each Shareholder Party which is not an individual (i) shall maintain its status as duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and
(ii) shall not dissolve, merge or combine with any Person, or adopt any plan of complete or partial liquidation, in each case, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, it being agreed that Parent may withhold its consent if in its judgment the proposed action would jeopardize the benefits intended to be provided to Parent and Merger Sub under this Agreement or the Merger Agreement.

           (g) Exclusivity.

          (i) Unless the Merger Agreement shall have been terminated in accordance with its terms, no Shareholder Party shall, directly or indirectly, through any of its Representatives: (a) solicit, initiate, discuss or encourage the submission of any proposal or offer from any person relating to (i) an Acquisition Transaction; or (b) participate in any negotiations regarding, discuss with or furnish to any other person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

          (ii) Each Shareholder Party shall notify Parent orally and in writing promptly (but in no event later than 24 hours) after receipt by such Shareholder Party or any Representative thereof of any proposal or offer (oral or in writing) from any Person other than Parent to effect an Acquisition Transaction or any request for non-public information relating to the Company or for access to


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
               the properties, books or records of the Company by any Person other than Parent. Such notice shall indicate the identity of the Person making the proposal or offer, or intending to make a proposal or offer or requesting non-public information or access to the books and records of the Company, the material terms of any such proposal or offer, or modification or amendment to such proposal or offer and copies of any written proposals or offers or amendments or supplements thereto. Each Shareholder Party shall keep Parent informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such proposal, offer, indication or request.

          (iii) Each Shareholder Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Parent) conducted heretofore with respect to any Acquisition Transaction.

           (h) Voting. From the date hereof through the earlier of the date that the Merger Agreement is terminated pursuant to Section 11 thereof and the Closing Date, at any meeting of the shareholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, each Shareholder Party shall vote all of its Shares (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, (i) against any action or agreement (including, without limitation, any amendment of any agreement) that would result in the withdrawal, modification, or proposal to withdraw or modify, in a manner adverse to the Parent, the approval or support by such Shareholder Party of the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment of the Charter or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the Merger. Any such vote shall be cast (or consent shall be given) by such Shareholder Party in accordance with such procedures relating thereto so as to ensure that each is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such votes (or consent).

           3. Miscellaneous.

           (a) Obligations as a Company Equityholder. The Shareholder Party agrees to be bound by all the obligations of "Company Equityholders" in the Merger Agreement.

           (b) Release. As an inducement for Parent and Merger Sub to consummate the transactions contemplated by this Agreement and the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, effective as of the date hereof, each undersigned Shareholder Party (the "Releasors") on his, her or its behalf and on behalf of his, her or its (i) heirs, executors, administrators, agents, successors and


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assigns or (ii) predecessors, parents, subsidiaries, affiliates and other related entities, as well as any current or former benefit plan administrators, and their respective trustees, officers, directors, stockholders or members (whether their ownership interests are held directly or indirectly), partners, agents, attorneys, employees, successors and assigns (the "Releasor Persons"), as applicable, hereby irrevocably and unconditionally releases, waives and discharges the Company and its predecessors, parents, subsidiaries, affiliates and other related entities, and all of their respective, past, present and future officers, directors, shareholders, affiliates, agents, representatives, successors and assigns (collectively, the "Released Parties"), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known or unknown, asserted or unasserted, in law or equity (each a "Claim" and collectively, the "Claims") which the Releasors and/or the Releasor Persons had, now has or hereafter can, shall or may have, from the beginning of the world to the date hereof relating to, arising out of or in connection with the Company, its business and/or its assets, including any Claims arising out of or resulting from each Releasors status, relationship, affiliation, rights, obligations and/or duties as a director, officer, employee or securityholder of the Company; provided that, for the avoidance of doubt, the foregoing shall not apply to (i) outstanding claims for reimbursement of business-related expenses to which a Shareholder Party is entitled under the Company's policies, (ii) any rights of such person under the Merger Agreement or any other agreement entered into pursuant thereto or (iii) any right to indemnification that such Releasor or its related Releasor Persons may have in his, her or its capacity as a director, officer or employee of the Company under the articles of incorporation or bylaws of the Company, the WBCA or contract.

           (c) Entire Agreement; Waivers. This Agreement and the Merger Agreement constitute the entire agreements among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter, other than the Confidentiality Agreement (which shall survive execution and delivery of this Agreement and the Merger Agreement and shall survive any termination of this Agreement and the Merger Agreement but shall terminate upon consummation of the Closing). No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) by Parent in the case of a waiver by Parent, (ii) by Merger Sub in the case of a waiver by Merger Sub and
(iii) by the Company in the case of a waiver by the Company.

           (d) Amendment or Modification. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by Parent, Merger Sub and the Company and any Shareholder Party who is adversely affected by such amendment or modification.

           (e) Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.


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           (f) Successors and Assigns. All of the terms and provisions of this
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees and assigns (each of which transferees and assigns shall be deemed to be a party hereto for all purposes hereof). (i) No transfer or assignment by any party hereto shall be permitted without the prior written consent of the other parties hereto and any such attempted transfer or assignment without consent shall be null and void; provided that no consent shall be required to an assignment of the rights of the Parent or the Surviving Corporation hereunder in connection with a sale of the Surviving Corporation, or of all or substantially all of the assets of the Surviving Corporation or a pledge of any assets of Parent or Surviving Corporation as collateral security and, (ii) other than as contemplated in clause (i) above, no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

           (g) Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been properly delivered if in writing and delivered personally or sent by facsimile, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

          if to Parent or Merger Sub or, if after the Closing to the Surviving Corporation, to:

                           The Reader's Digest Association, Inc.
                           Reader's Digest Road
                           Pleasantville, New York 10570-7000
                           Attention: General Counsel
                           Telephone No.:  (914) 244-5069
                           Facsimile No.:  (914) 244-7087

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Christopher Aidun, Esq.
                           Telephone No.:  (212) 310-8926
                           Facsimile No.:  (212) 310-8007

                           if to the Company, to:

                           Allrecipes.com, Inc.
                           3317 Third Ave. S., Suite D
                           Seattle, Washington  98134
                           Attention: President
                           Telephone No.:  (206) 292-3990
                           Facsimile No.:  (206) 292-1793


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                           with a copy to:

                           Perkins Coie LLP
                           1201 Third Avenue, Suite 4800
                           Seattle, Washington  98101-3099
                           Attention:  David C. Clarke, Esq.
                           Telephone No.:  (206) 359-8000
                           Facsimile No.:  (206) 359-9000

          if to a Shareholder Party, to the address listed below the signature of such Shareholder Party on the signature page hereto.

Unless otherwise specified herein, such notices or other communications shall be deemed given and delivered (i) on the date delivered, if delivered personally,
(ii) two (2) Business Days after being sent by Federal Express, if sent by Federal Express, (iii) one (1) Business Day after being sent, if sent by facsimile and (iv) three (3) Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by delivering notice as aforesaid to each of the other parties hereto.

           (h) Public Announcements. At all times no party hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties hereto, which consent shall not be unreasonably withheld unless, in the sole judgment of Parent, disclosure is otherwise required by applicable Legal Requirements or by the applicable rules of any stock exchange on which Parent lists securities, provided that, to the extent required by applicable Legal Requirements, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Legal Requirements to consult with the other party with respect to the text thereof. Each party hereto will also obtain the prior approval by the other parties hereto of any press release to be issued announcing the consummation of the transactions contemplated by this Agreement.

           (i) Headings. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof.


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           (j) Disclosure. Any item listed or referred to in any Schedule pursuant to any Section of this Agreement shall be deemed to have been listed in or incorporated by reference into each other Schedule where such listing or description would be appropriate.

           (k) Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to entitle any Person other than the parties, their respective transferees and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

           (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

           (m) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Washington, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

           (n) Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

           (o) Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

           (p) Additional Shares. From the date hereof through the earlier of the date that the Merger Agreement is terminated pursuant to Section 11 thereof and the Closing Date, each Shareholder Party shall promptly notify Parent of the number of Company Securities, if any, as to which such Shareholder Party acquires record or beneficial ownership after the date hereof. Any Company Securities as to which such Shareholder Party acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Company Securities, the number of Shares constituting Company Securities shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Securities or other voting securities of the Company issued to such Shareholder Party in connection therewith.

           (q) Definition of "Beneficial Ownership". For purposes of this Agreement, "beneficial ownership" with respect to (or to "own beneficially") any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

           (r) Further Assurances. From time to time, at the request of Parent and without further consideration, each Shareholder Party shall execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

           (s) Liability Under this Agreement. All liabilities and obligations of the Shareholder Parties hereunder (other than the obligations under Section 2(a)-(d) hereof, which shall be independently enforceable) shall be subject to
Section 9 of the Merger Agreement to the extent provided therein.

            [the remainder of this page is intentionally left blank]


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           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                       THE READER'S DIGEST ASSOCIATION, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                       RD MERGER SUB, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                       [SHAREHOLDER PARTY]

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:
                                       Address:

                                       [SHAREHOLDER PARTY]

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:
                                       Address:



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                                   Schedule A
                                   ----------
                           Indemnification Percentages
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        Name of Shareholder Party                        Percentage
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